
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund III and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                      40,755,926
<SECURITIES>                                         0
<RECEIVABLES>                                  310,493<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              42,116,609<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                42,116,609<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             4,227,641<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,071,774
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,155,867
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                              2,155,867
<CHANGES>                                            0
<NET-INCOME>                                 2,155,867
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $144,065 and due from
DWR of $166,428.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,485,059 and net option premiums of $(434,869).
<F3>Liabilities include redemptions payable of $422,473, accrued management fees of $139,503, and common administrative expenses payable of $126,176.
<F4>Total revenue includes realized trading revenue of $3,823,062, net change in unrealized of $(453,235) and interest income of $857,815.

